CounterPath Reports Fourth Quarter
and Fiscal 2017 Financial Results

Progress Made Towards Transition to Recurring Revenue

VANCOUVER, BC, Canada — July 13, 2017 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: PATH), a global provider of award-winning, over-the-top (OTT) Unified Communications solutions for enterprises and carriers, today announced the financial and operating results for its fourth quarter and fiscal year ended April 30, 2017.

Fiscal 2017 Financial Highlights

  Revenue of $10.7 million for fiscal 2017, compared to $11.1 million for fiscal 2016.

  Revenue of $2.4 million for the fourth quarter of fiscal 2017, compared to revenue of $2.6 million for the third quarter of fiscal 2017 and $3.0 million for the fourth quarter of fiscal 2016.

  Subscription, support and maintenance revenue (revenue of a recurring nature) grew 14% year- over-year, representing 37% of total sales for fiscal 2017, compared to 31% of total sales for fiscal 2016.

  Non-GAAP gross margin of 85% and GAAP gross margin of 84% in fiscal 2017, compared to non-GAAP gross margin of 86% and GAAP gross margin of 85% in fiscal 2016.

  Non-GAAP loss from operations of $2.1 million for fiscal 2017, compared $1.9 million in fiscal year 2016.

  Net loss of $2.5 million, or $0.52 per share for fiscal 2017, compared to $2.7 million, or $0.61 per share, in fiscal 2016.

  Non-GAAP net loss of $2.1 million, or $0.45 per share for fiscal 2017, compared to $1.9 million, or $0.44 per share, in fiscal 2016.

  Cash of $2.1 million as of April 30, 2017 compared to $2.2 million as of April 30, 2016.

Management Commentary

“For the fourth quarter of fiscal 2017 and for the full fiscal year, we grew subscription, support and maintenance revenue as we continue our transition to recurring revenue software licensing” said Donovan Jones, President and Chief Executive Officer. “This growth was furthered last year through our launch of Bria X and Bria for Salesforce, two cloud based SaaS offerings targeting the small and medium sized enterprise market. While it is early days for Bria X, we are starting to see the user base build. We are currently working with partners to target large enterprises and carriers and we look forward to updating our investors on these partner initiatives in the coming quarters. This year we will be enhancing our unified communication solutions to allow team collaboration. These solutions consolidate secure voice, video conferencing and screen sharing that will work over virtually any device, any network and with any call server. Our award winning products are deployed by millions of users and thousands of customers, support by our development team who continue to build innovative applications.”

CounterPath Reports Fourth Quarter and Fiscal 2017 Financial Results

Outlook

The Company expects revenue growth in the first quarter of fiscal 2018 compared to the fourth quarter of fiscal 2017.

Recent Business Highlights

  Released Bria 5 for desktop which includes 1080p high-definition video for much clearer image quality and Microsoft Office integration.

  Released enhancements to the Stretto PlatformTM including improved User Experience Metrics for desktop and enhanced security settings for highly regulated verticals such as financial services, government and healthcare.

  Bria X was named as a 2017 Unified Communications Product of the Year Award Winner. Bria X enables secure voice, video, messaging, presence and screen sharing overlaying any existing IP- based call server, across virtually any device and using any network.

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified. Per share figures reflect the impact of a one-for-ten reverse stock split effected at the opening of trading on November 2, 2015 which has been retroactively applied to the figures in this news release and the consolidated financial statements.)

Revenue was $10.7 million for the year ended April 30, 2017 compared to $11.1 million for last fiscal year. Software revenue was $5.4 million, compared to $6.0 million for last fiscal year, subscription, support and maintenance revenue was $3.9 million, compared to $3.4 million for last fiscal year, and professional services and other revenue was $1.3 million, compared to $1.6 million for last fiscal year.

Operating expenses for the year ended April 30, 2017 were $13.6 million, compared to $13.9 million for last fiscal year. Operating expenses for fiscal 2017 included a non-cash stock-based compensation expense of $0.8 million (fiscal 2016 - $0.9 million). Sales and marketing expenses were $3.8 million for the year ended April 30, 2017 compared to $4.1 million for last fiscal year. For the year ended April 30, 2017, research and development expenses were $4.8 million and general and administrative expenses were $3.2 million, compared to $4.7 million and $3.4 million, respectively, for last fiscal year.

Foreign exchange gain for the year ended April 30, 2017 was $0.5 million, compared to $0.2 million for last fiscal year. The foreign exchange gain represents the gain on account of translation of the intercompany accounts of the Company’s subsidiary, which are maintained in Canadian dollars, and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the year ended April 30, 2017 was $2.5 million, or ($0.52) per share, compared to a net loss of $2.7 million, or ($0.61) per share, for last fiscal year. As of April 30, 2017, the Company had $2.1 million in cash, compared to $2.2 million at April 30, 2016.

CounterPath Reports Fourth Quarter and Fiscal 2017 Financial Results

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including statements that the Company looks forward to updating its investors on its partner initiatives in the coming quarters; this year the Company will be enhancing its unified communication solutions that will allow team collaboration; these solutions consolidate secure voice, video conferencing and screen sharing that will work over virtually any device, any network and with any call server; and the Company’s expectation of revenue growth in first quarter of fiscal 2018 compared to the fourth quarter of fiscal 2017. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers; (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition; (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products; (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (5) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business; (6) the success by the Company of the sales of its current and new products; (7) the impact of technology changes on the Company’s products and industry; (8) the failure to develop new and innovative products using the Company’s technologies; and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

About CounterPath

CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Rogers and Verizon. Visit www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

CounterPath Reports Fourth Quarter and Fiscal 2017 Financial Results

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(TABLES TO FOLLOW)

CounterPath Reports Fourth Quarter and Fiscal 2017 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	April 30,	April 30,
	2017	2016

Assets
Current assets:
Cash	$2,071,019	$2,159,738
Accounts receivable (net of allowance for doubtful accounts of $80,232 (2016 - $547,173))	2,133,469	3,209,279
Prepaid expenses and deposits	170,853	184,644
Total current assets	4,375,341	5,553,661

Deposits	91,400	93,868
Equipment	125,813	142,563
Goodwill	6,440,955	7,001,228
Other assets	199,637	174,811
Total Assets	$11,233,146	$12,966,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,825,528	$1,943,108
Unearned revenue	2,134,948	1,808,857
Customer deposits	6,211	2,384
Accrued warranty	54,365	61,356
Total current liabilities	4,021,052	3,815,705

Deferred lease inducements	23,022	35,379
Unrecognized tax benefit	9,763	10,563
Total liabilities	4,053,837	3,861,647

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: April 30, 2017 – nil; April 30, 2016 – nil	–	–
Common stock, $0.001 par value Authorized: 100,000,000 Issued: April 30, 2017 – 5,005,245; April 30, 2016 – 4,542,348	5,005	4,542
Treasury stock	(60)	–
Additional paid-in capital	71,680,575	70,065,082
Accumulated deficit	(60,481,015)	(58,022,500)
Accumulated other comprehensive income (loss) – currency translation adjustment	(4,025,196)	(2,942,640)
Total stockholders’ equity	7,179,309	9,104,484
Liabilities and Stockholders’ Equity	$11,233,146	$12,966,131

CounterPath Reports Fourth Quarter and Fiscal 2017 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

	Three Months Ended
	April 30,		Years Ended
	(Unaudited)		April 30,
	2017	2016	2017	2016
Revenue:
Software	$1,226,074	$1,771,884	$5,449,140	$6,031,618
Subscription, support and maintenance	964,977	835,416	3,909,326	3,435,797
Professional services and other	162,073	433,087	1,327,124	1,613,943
Total revenue	2,353,124	3,040,387	10,685,590	11,081,358
Operating expenses:
Cost of sales (includes depreciation of $6,559 (2016 - $7,225))	395,545	225,420	1,729,930	1,667,087
Sales and marketing	1,061,071	968,168	3,831,438	4,145,351
Research and development	1,318,854	1,217,363	4,843,813	4,737,055
General and administrative	702,704	953,849	3,234,026	3,373,674
Total operating expenses	3,478,174	3,364,800	13,639,207	13,923,167
Loss from operations	(1,125,050)	(324,413)	(2,953,617)	(2,841,809)
Interest and other income (expense), net
Interest and other income	–	1,114	173	5,211
Interest expense	(3,105)	(57)	(3,056)	(2,310)
Foreign exchange gain	279,711	(675,557)	497,985	195,003
Fair value adjustment on derivative instruments	–	–	–	(47,690)
Net loss for the year	$(848,444)	$(998,913)	$(2,458,515)	$(2,691,595)

Net loss per share:
Basic	$(0.17)	$(0.22)	$(0.52)	$(0.61)
Diluted	$(0.17)	$(0.22)	$(0.52)	$(0.61)

Weighted average common shares outstanding:
Basic	5,005,708	4,535,419	4,722,724	4,433,402
Diluted	5,005,708	4,535,419	4,722,724	4,433,402

CounterPath Reports Fourth Quarter and Fiscal 2017 Financial Results

Non-GAAP Financial Measures
This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP gross profit and non-GAAP income (loss) from operations which exclude non-cash stock-based compensation relative to gross profit and income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation, fair value adjustment on derivative instruments charges and foreign exchange gain (loss) relative to net income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended		Years Ended
	April 30,		April 30,
	2017	2016	2017	2016
Non-GAAP gross margin:

Revenue	$2,353,124	$3,040,387	$10,685,590	$11,081,358
Less:
Cost of sales	395,545	225,420	1,729,930	1,667,087
GAAP gross profit	$1,957,579	$2,814,967	$8,955,660	$9,414,271

Percentage of revenue (gross margin)	83%	93%	84%	85%

GAAP gross profit	$1,957,579	$2,814,967	$8,955,660	$9,414,271
Plus:
Stock-based compensation	19,994	18,444	97,434	68,259
Non-GAAP gross profit	$1,977,573	$2,833,411	$9,053,094	$9,482,530

Percentage of revenue (Non-GAAP gross margin)	84%	93%	85%	86%

	Three Months Ended		Years Ended
	April 30,		April 30,
	2017	2016	2017	2016
Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(1,125,050)	$(324,413)	$(2,953,617)	$(2,841,809)
Plus:
Stock-based compensation	134,403	160,132	835,918	906,914
Non-GAAP income (loss) from operations	$(990,647)	$(164,281)	$(2,117,699)	$(1,934,895)

CounterPath Reports Fourth Quarter and Fiscal 2017 Financial Results

	Three Months Ended		Years Ended
	April 30,		April 30,
	2017	2016	2017	2016
Non-GAAP net income (loss):

GAAP net income (loss)	$(848,444)	$(998,913)	$(2,458,515)	$(2,691,595)
Plus:
Stock-based compensation	134,403	160,132	835,918	906,914
Fair value adjustment on derivative instruments	–	–	–	47,690
Foreign exchange (loss)/gain	(279,711)	675,557	(497,985)	(195,003)
Non-GAAP net income (loss)	$(993,752)	$(163,224)	$(2,120,582)	$(1,931,994)

GAAP net income (loss) per share:
Basic	$(0.17)	$(0.22)	$(0.52)	$(0.61)
Diluted	$(0.17)	$(0.22)	$(0.52)	$(0.61)

Non-GAAP net income (loss) per share:
Basic	$(0.20)	$(0.04)	$(0.45)	$(0.44)
Diluted	$(0.20)	$(0.04)	$(0.45)	$(0.44)